Exhibit 3(b)

                                     BY-LAWS


                                       OF


                            DARDEN RESTAURANTS, INC.

                                TABLE OF CONTENTS


                                    ARTICLE 1

                                  SHAREHOLDERS


SECTION 1.                 Place of Holding Meeting...........................1
SECTION 2.                 Quorum.............................................1
SECTION 3.                 Adjournment of Meetings............................1
SECTION 4.                 Annual Election of Directors.......................1
SECTION 5.                 Voting at Shareholders' Meetings...................2
SECTION 6.                 Notice of Shareholders' Meetings...................2
SECTION 7.                 Nomination of Directors............................3
SECTION 8.                 Notice of Business.................................3
SECTION 9.                 Organization.......................................4
SECTION 10.                Order of Business..................................4

                                   ARTICLE II

                                    DIRECTORS

SECTION 1.                 Organization.......................................4
SECTION 2.                 Election of Officers...............................4
SECTION 3.                 Regular Meetings...................................5
SECTION 4.                 Special Meetings; How Called, Notice...............5
SECTION 5.                 Number; Qualifications; Quorum; Term...............5
SECTION 6.                 Place of Meetings..................................6
SECTION 7.                 Vacancies..........................................6
SECTION 8.                 Resignation and Removal of Directors...............6
SECTION 9.                 Compensation of Directors..........................6
SECTION 10.                Committees.........................................6
SECTION 11.                Executive Committee; Powers........................7
SECTION 12.                Preferred Directors................................8


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                                   ARTICLE III

                                    OFFICERS

SECTION 1.                 Titles.............................................8
SECTION 2.                 Chairman...........................................8
SECTION 3.                 Vice Chairman......................................8
SECTION 4.                 President..........................................8
SECTION 5.                 Vice President(s)..................................8
SECTION 6.                 Secretary..........................................9
SECTION 7.                 Assistant Secretary................................9
SECTION 8.                 Resignation and Removal of Officers................9
SECTION 9.                 Salaries...........................................10

                                   ARTICLE IV

                                  CAPITAL STOCK

SECTION 1.                 Issue of Stock With or Without Certificates........10
SECTION 2.                 Transfer of Shares.................................10
SECTION 3.                 Lost Certificates..................................10
SECTION 4.                 Rules as to Issue of Shares........................11
SECTION 5.                 Holder of Record Deemed Holder in Fact.............11
SECTION 6.                 Closing of Transfer Books or Fixing Record Date....11

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.                 Contracts, Etc; How Executed.......................12
SECTION 2.                 Loans..............................................12
SECTION 3.                 Deposits...........................................12
SECTION 4.                 Checks, Drafts, Etc................................12
SECTION 5.                 Transaction of Business............................13


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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 1.                 ...................................................13
                           (a) Fiscal year....................................13
                           (b) Staff and Divisional Titles....................13
SECTION 2.                 Notice and Waiver of Notice........................13
SECTION 3.                 Inspection of Books................................13
SECTION 4.                 Construction.......................................14
SECTION 5.                 Adjournment of Meetings............................14
SECTION 6.                 Indemnification....................................14
SECTION 7.                 Resolution of Board of Directors Providing for
                                Issuance of Preferred Shares..................15

                                   ARTICLE VII

                                   AMENDMENTS

SECTION 1.                 Amendment of Bylaws................................15

                                     BYLAWS

                                       of

                            DARDEN RESTAURANTS, INC.


                                    ARTICLE 1

                                  SHAREHOLDERS



     SECTION 1. Place of Holding Meeting: Meetings of shareholders may be held within or without the State of Florida, and, unless otherwise determined by the board of directors or the shareholders, all meetings of the shareholders shall be held at the principal office of the corporation in the City of Orlando in the State of Florida. The place of meeting of the shareholders for the election of directors shall not be changed within sixty (60) days next before the day on which the election is to be held. A notice of any change shall be given to each shareholder entitled to vote, at least twenty (20) days before the election is held, in person or by letter mailed to such person at the last-known post office address.

     SECTION 2. Quorum: Any number of shareholders together holding a majority of the votes entitled to be cast by a voting group on a particular matter, represented in person or by proxy at any meeting of shareholders, constitutes a quorum of that voting group for action on that matter, except as may be otherwise provided by law, by the articles of incorporation or by these bylaws. At any meeting of shareholders for the election of directors at which any voting group shall have a separate vote, the absence of a quorum of any other voting group shall not prevent the election of the directors to be elected by such voting group.

     SECTION 3. Adjournment of Meetings: If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shares represented, and who would be entitled to vote at the meeting if a quorum were present, without any notice other than by announcement at the meeting. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time, or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 4. Annual Election of Directors: The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on the fourth Monday of September in each year at 1:00 o'clock in the afternoon, standard time, unless, by resolution, the board of directors fixes another date or time in the months of September or October for the holding of such annual meeting. If the election of directors shall not be had on the day designated herein for the annual meeting or at an adjournment thereof, the board of directors shall cause a meeting of the shareholders for the election of a board of

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directors to be held as soon thereafter as conveniently  may be. At such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     After the first election of directors, no share shall be voted on at any election which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of the shareholders entitled to vote, as provided in Article IV, Section 6 of these bylaws.

     The directors elected annually shall hold office until the next annual election and until their successors are respectively elected and qualified; provided, in the event that any voting group has the right to elect directors separately as a voting group and such right shall have vested, such right may be exercised as provided in the articles of incorporation of the corporation.

     The secretary shall prepare, or cause to be prepared, at least ten (10) days before every election, a complete list of shareholders entitled to vote, arranged in alphabetical order, and such list shall be kept in a file at the principal office of the corporation for such ten (10) days, for the examination of any shareholder at any time during usual business hours, and shall be produced and kept at the time and place of election during the whole time thereof, subject to the inspection of any shareholder who may be present.

     SECTION 5. Voting at Shareholders' Meeting: The board of directors shall determine the voting power of any Preferred Shares in accordance with Article III of the articles of incorporation. Unless otherwise provided in the articles of incorporation or these bylaws and subject to the provisions of the Florida Business Corporation Act (the "Florida Law"), each shareholder entitled to vote shall have one (1) vote to each share of voting stock registered in its name on the books of the corporation.

     SECTION 6. Notice of Shareholders' Meetings: Written notice, stating the time and place of the meeting and, in case of a special meeting, stating also the general nature of the business to be considered, shall be given by the secretary by mailing, or causing to be mailed, such notice, postage prepaid, to each shareholder entitled to vote, at the post office address as the same appears on the stock books of the corporation, or by delivering such notice to such person personally, at least ten (10) days before the meeting.

     A written waiver of such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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     SECTION 7.  Nomination  of  Directors:  Only  persons who are  nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty calendar days in advance of such annual meeting or ten calendar days following the day on which such notice of the date of the meeting or such public disclosure is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Ace of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder.

     At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if such person should so determine, such person shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     SECTION 8. Notice of Business: At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the board of directors or (b) by any shareholder or the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation in accordance with the timeliness provisions of
Section 7 above. A  shareholder's  notice to the

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secretary  shall set forth as to each matter the  shareholder  proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     SECTION 9. Organization: At each meeting of shareholders, the chairman of the board, if one shall have been elected, (or in the absence of the chairman or if a chairman shall not been elected, the president) shall act as chairman of the meeting. The secretary (or in the absence or inability to act of the secretary, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 10. Order of Business: The order of business at all meetings of shareholders, as well as the rules governing such meetings, shall be solely determined by the chairman of the meeting.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1. Organization: The board of directors may hold a meeting for the purpose of organization and the transaction of other business if a quorum by present, immediately before and/or after the annual meeting of the shareholders and immediately before and/or after any special meeting at which directors are elected. Notice of such meeting need not be given. Such organizational meeting(s) may be held at any other time or place, which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or in a consent and waiver of notice thereof signed by all the directors.

     SECTION 2. Election of Officers: At such meeting the board of directors may elect from among its number a chairman (or person having a similar title) of the board of directors, one or more persons to serve as a vice chairman, a president as well as one or more corporate and company vice presidents, a secretary and one or more assistant secretaries, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are respectively elected and qualified, unless removed by the board of directors as provided in Section 8 of Article III.

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     SECTION 3.  Regular  Meetings:  Regular  meetings of the board of directors shall be held on such dates as are designated, from time to time, by resolutions of the board, and shall be held at the principal office of the corporation or at such other location as the board selects. Each regular meeting shall commence at the time designated by the chairman of the board on at least five (5) days' written notice to each director when sent by mail and on at least three 93) days notice when sent by private express carrier or transmitted by telex, facsimile or similar means.

     SECTION 4. Special Meetings; How Called; Notice: Special meetings of the board of directors may be called by the chairman of the board, a vice chairman of the board, the president or by any three (3) directors who are not salaried officers or salaried employees of the corporation. Written notice of the time, place and purposes of each special meeting shall be sent by private express carrier or transmitted by telex, facsimile or similar means to each director at least twenty-four (24) hours prior to such meeting. Notwithstanding the preceding, any meeting of the board of directors shall be a legal meeting without any notice thereof if all the members of the board shall be present, or if all absent members waive notice thereof.

     SECTION 5. Number; Qualifications; Quorum; Term:

     (a) The board of directors shall consist of not less than three nor more than fifteen (15) members.

     (b) Not more than six (6) of the members of the board of directors shall be officers or employees of the corporation, but, solely for this provision, the chairman of the board shall not be deemed to be such an officer or employee.

     (c) Subject to the provisions of the articles of incorporation, as amended, one-third (1/3) of the total number of the directors (but in no event less than two (2) directors) shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at a meeting at which a quorum is constituted shall be the act of the board of directors, unless the articles of incorporation shall require a vote of a greater number.

     (d) Except as otherwise provided in these by-laws, directors shall hold office until the next succeeding annual shareholders' meeting and thereafter until their successors are respectively elected and qualified.

     (e) Except as otherwise provided in the articles of incorporation or these bylaws, the number of directors may be altered from time to time by amendment to subsection (a) above.

     SECTION 6. Place of Meetings: The board of directors may hold its meetings and keep the books of the corporation outside of the State of Florida, at any office of the corporation, or at any other place, as it may from time to time by resolution determine.

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     SECTION 7.  Vacancies:  Except as  otherwise  provided  in the  articles of incorporation, any vacancy in the board of directors because of death, resignation, disqualification, increase in number of directors or any other cause may be filled by a majority of the remaining directors, though less than a quorum, at any regular or special meeting of the directors. Any such vacancy resulting from any cause whatsoever may also be filled by the shareholders at the first annual meeting held after such vacancy shall occur or at a special meeting thereof called for the purpose.

     SECTION 8. Resignation and Removal of Directors: Any director of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary of the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. Compensation of Directors: The board of directors shall have the authority to fix the compensation of directors. In addition, each director shall be entitled to be reimbursed by the corporation for all expenses incurred in attending meetings of the board of directors or of any committee of which such person is a member. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services from the corporation; provided, that any person who is receiving a stated compensation as an officer of the corporation for services as such officer shall not receive any additional compensation for services as a director during such period. A director entitled to receive stated compensation for services as director, who shall serve for only a portion of a year, shall be entitled to receive only that portion of the director's annual stated compensation on which the period of such service during the year bears to the entire year. The annual compensation of directors shall be paid at such times and in such installments as the board of directors may determine.

     SECTION 10. Committees:

     (a) The Board of Directors shall designate an Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee, and one or more other committees as it may deem advisable, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board of Directors in one or more resolutions. The members of the committees, who shall be at least two in number, shall act only as a committee and the individual members shall have no power as such. Unless the Board of Directors elects a committee chairman, each committee shall elect its own chairman, and have full power and authority to make rules for the conduct of its business. The Board shall have the power at any time to change the membership of committees, fill vacancies, and to abolish committees.

     (b) The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members' earlier resignation or removal. Vacancies may be filled by the Board of Directors at any meeting. Except for the Audit, Compensation and Nominating and Governance Committees, the Chairman

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of the Board may  designate  one or more  directors as alternate  members of any committee, who may replace any absent or disqualified member at any meeting of the committee to serve for that committee meeting only.

     (c ) The Chairman of the Board or Chief Executive Officer, the committee chairman, or a majority of any committee may call a meeting of that committee, except that only the Chairman of the Board or Chief Executive Officer or chairman of the Executive Committee may call a meeting of the Executive Committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The committee may also take action by unanimous written consent of all committee members without a meeting. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing the notice to the members of the committee at least three days before each meeting or by telephoning the members not later than one day before the meeting. The notice shall state the time, date and place of the meeting. Any notice or waiver of notice shall also satisfy the requirements of Article VI, Section 2 below. Each committee shall fix its other rules of procedure.

     (d) No committee of the Board shall have the power or authority to:

          (i) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders;

          (ii) fill vacancies on the Board of Directors or any committee thereof;

          (iii) adopt, amend or repeal the Bylaws;

          (iv) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

          (v) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

     SECTION 11. Executive Committee; Powers: During the intervals between meetings of the board of directors, the executive committee shall have and may, to the extent permitted under Florida Law, exercise all the powers of the board of directors in the management of the business and affairs of the corporation, including power to authorize the execution of any papers and to authorize the seal of the corporation to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the corporation, in all cases in which specific directions shall not have been given by the board of directors. A majority of the executive committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The executive committee shall keep a record of its acts and proceedings

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and make a report  thereof  from  time to time to the  Board of  Directors.  The executive committee shall have such other duties and responsibilities and shall operate in the manner set forth in the charter of the committee adopted by the Board.

     SECTION 12. Preferred Directors: Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Shares shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the board of directors pursuant to the articles of incorporation, and such directors so elected shall not be subject to the provisions of sections 5, 7 and 8 of this Article II unless otherwise provided therein.

                                   ARTICLE III

                                    OFFICERS


     SECTION 1. Titles: The corporate and company officers to be elected by the board of directors shall be a chairman of the board of directors and, at the election of the board of directors, one or more persons to serve as a vice chairman, and a president, who shall be directors, and one or more corporate or company vice presidents, a secretary and one or more assistant secretaries, who need not be directors. The board shall designate one of the corporate officers to serve as chief executive officer.

     SECTION 2. Chairman: The chairman of the board of directors shall preside at all meetings of the board and all meetings of the shareholders, as well as all meetings of the executive committee. The chairman, upon being designated the chief executive officer, shall have supervisory authority over the policies of the corporation as well as the management and control of the business and affairs of the corporation. The chairman shall also exercise such other powers as the board of directors may from time to time direct or which may be required by law.

     SECTION 3. Vice Chairman: The officer or officers serving as vice chairman shall have such duties and responsibilities relating to the management of the corporation as may be defined and designated by the chief executive officer or the board of directors.

     SECTION 4. President: The president shall have responsibility for the management of the operating businesses of the corporation and shall do and perform all acts incident to the office of president or which are authorized by the chief executive officer, the board of directors or as may be required by law.

     SECTION 5. Vice President(s): Each corporate vice president shall have such designations and such powers and shall perform such duties as may be assigned by the board of directors or the chief executive officer. The board of directors may designate one or more corporate vice presidents to be a senior executive vice president, executive vice president, senior vice president or group vice president.

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     Each corporate vice president shall have such designations and such powers, and shall perform such duties, as may be assigned by the board of directors, the chief executive officer or by a corporate vice president.

     SECTION 6. Secretary: The secretary shall:

     (a) keep the minutes of meetings of shareholders, of the board of directors and of the executive committee in books provided for the purpose;

     (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

     (c) be custodian of the records and have charge of the seal of the corporation and see that it is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws;

     (d) have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became such holder of record; exhibit or cause to be exhibited at all reasonable times to any director, upon application, the original or duplicate stock ledger;

     (e) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept, executed and filed; and

     (f) in general, perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors.

     SECTION 7. Assistant Secretary: The board of directors may elect an assistant secretary or more than one assistant secretary. At the request of the secretary, or in the absence or disability of the secretary, an assistant secretary may perform all the duties of the secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as may be assigned by the board of directors.

     SECTION 8. Resignation and Removal of Officers: Any officer of the corporation may resign at any time by giving written notice to the chairman of the board or to the secretary. Such resignation shall take effect when the notice is so delivered unless the notice specifies a later effective date, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

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     Any officer may be removed for cause at any time by a majority of the board of directors and any officer may be removed summarily without cause by such vote.

     SECTION 9. Salaries: The salaries of officers shall be fixed from time to time by the board of directors or the executive committee or other committee appointed by the board. The board of directors or the executive committee of the board may authorize and empower the chief executive officer, any vice chairman, or any vice president of the corporation designated by the board of directors or by the executive committee to fix the salaries of all officers of the corporation who are not directors of the corporation. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE IV

                                  CAPITAL STOCK

     SECTION 1. Issue of Stock With or Without Certificates: The board of directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Certificates for those shares of the capital stock of the corporation that are represented by certificates shall be in such forms as shall be approved by the board of directors. Each holder of shares represented by certificates shall be entitled to have the certificate for such shares issued under the seal of the corporation, signed by the chairman, a vice chairman or a vice president and also by the secretary or an assistant secretary; provided, that where a certificate is countersigned by a transfer agent, other than the corporation or its employee, or by a registrar, other than the corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the corporation, such certificate shall nevertheless be deemed to have been adopted by the corporation and may be issued and delivered as thought the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

     SECTION 2. Transfer of Shares: The shares of the corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer of any shares represented by certificates, the old certificates for such shares shall be surrendered to the corporation by the delivery thereof of the person in charge of the shares and transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be canceled, and new certificates (or an appropriate entry in respect of shares without certificates) shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION  3.  Lost   Certificates:   Any  person   claiming  a   certificate
representing shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested

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

to do so by the board of directors or the secretary of the corporation shall advertise such fact in such manner as the board of directors or the secretary may require, and shall give to the corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the board of directors or secretary may direct, but not less than double the value of the shares represented by such certificate, in form satisfactory to the board of directors and to the transfer agent and registrar of the corporation, if any, and with or without sureties as the board of directors or secretary with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the chairman, a vice chairman or a vice president and the secretary or an assistant secretary may cause to be issued a new certificate of the same tenor (or cause an appropriate entry to be made in respect of shares without certificates) and for the same number of shares as the one alleged to have been lost or destroyed.

     SECTION 4. Rules as to Issue of Shares: The board of directors shall make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the corporation. It may appoint one or more transfer agents and/or registrars of transfer, and may require all to bear the signature of either or both. Each and every person accepting shares from the corporation therein shall furnish the corporation with a written statement of the residence or post office address of that person, and in the event of changing such residence shall advise the corporation of such new address.

     SECTION 5. Holder of Record Deemed Holder in Fact: The board of directors shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

     SECTION 6. Closing of Transfer Books or Fixing Record Date: The board of directors shall have the power to close the share transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the share transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or the exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

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                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1. Contracts, Etc.; How Executed: The board of directors or such officer or person to whom such power shall be delegated by the board of directors by resolution, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, either by name or by designation of their respective offices, positions or class, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     SECTION 2. Loans: No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the vote of the board of directors or by such officer or person to whom such power shall be delegated by the board of directors by resolution or by these bylaws. When so authorized by the board of directors or by such officer or person to whom such power shall be delegated by its board of directors by resolution or by these bylaws, any officer or agent of the corporation may obtain loans and advances at any time for the corporation from any bank, banking firm, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation, and, when authorized as aforesaid to give security for the payment of any loan, advance, indebtedness or liability of the corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the corporation, and to that end endorse, assign and deliver the same, but only to the extent and in the manner authorized by the board of directors or by these bylaws. Such authority may be general or confined to specific instances.

     SECTION 3. Deposits: All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, banking firms, trust companies or other depositaries as the board of directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the board of directors or by these bylaws.

     SECTION 4. Checks, Drafts, Etc.: All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall be determined from time to time by resolution of the board of directors or by such officer or person to whom such power of determination shall be delegated by the board of directors by resolution or by these bylaws. Endorsements for deposit to the credit of the corporation in any of its authorized depositaries may be made, without any countersignature, by the chairman of the board, a vice chairman or any vice president or by any other officer or agent of the corporation appointed by any officer of the corporation to whom the board of directors, by

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

resolution, shall have delegated such power of appointment, or by hand-stamped impression in the name of the corporation.

     SECTION 5. Transaction of Business: The corporation, or any division or department into which any of the business or operations of the corporation may have been divided, may transact business and execute contracts under its own corporate name, its division or department name, a trademark or a trade name.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS


     SECTION 1.

     (a) Fiscal Year: The fiscal year of the corporation shall end with the last Sunday of May of each year.

     (b) Staff and Divisional Titles: The chief executive officer may appoint, at such officer's discretion, such persons to hold the title of staff vice president, divisional president or divisional vice president or other similar designation. Such persons shall not be officers of the corporation and shall retain such title at the sole discretion of the chief executive officer who may from time to time make or revoke such designation.

     SECTION 2. Notice and Waiver of Notice: Whenever any notice is required by these bylaws to be given, personal notice to the person is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office or post box in a sealed postpaid wrapper, addressed to the person entitled thereto at the post office address as shown on the transfer books of the corporation, in case of a shareholder, and at the last known post office address in case of an officer or director who is not a shareholder; and such notice shall be deemed to have been given on the day of such deposit. In the case of notice by private express carrier, telex, facsimile or similar means, notice shall be deemed to be sufficient if transmitted or sent to the person entitled to notice or to any person at the residence or usual place of business of the person entitled to notice who it is reasonably believed will convey such notice to the person entitled thereto; and notice shall be deemed to have been given at the time of receipt at such residence or place of business. Any notice required by these bylaws may be given to the person entitled thereto personally and attendance of a person at a meeting shall constitute a waiver of notice of such meeting. Whenever notice is required to be given under these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     SECTION 3. Inspection of Books: The board of directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts, records and books of the corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

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


     SECTION 4. Construction: All references herein in the plural shall be construed to include the singular and in the singular shall be construed to include the plural, if the context so requires.

     SECTION 5. Adjournment of Meetings: If less than a quorum shall be present at any meeting of the board of directors of the corporation, or of the executive committee of the board, or other committee, the meeting may be adjourned from time to time by a majority vote of members present, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner, for such time or upon such call, as may be determined by vote. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally held if a quorum had been present thereat.

     SECTION 6. Indemnification:

     (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal and whether or not such action, suit or proceeding is brought by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Florida Law. The right to indemnification conferred in this Section shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extend permitted by Florida Law. The right to indemnification conferred in this Section shall be a contract right.

     (b) The corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by Florida Law.

     (c) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under Florida Law.

     (d) The rights and authority conferred in this Section shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

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


     (e) Neither the amendment nor repeal of this Section, nor the adoption of any provision of the Articles of Incorporation or the bylaws of the corporation, nor, to the fullest extent permitted by Florida Law, any modification of law, shall eliminate or reduce the effect of this Section in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     SECTION 7. Resolution of Board of Directors Providing for Issuance of Preferred Shares: For purposes of these bylaws, the articles of incorporation shall be deemed to include any articles of amendment filed and recorded in accordance with section 607.0602(4) of the Florida Law which, in accordance with that section, sets forth the resolution or resolutions adopted by the board of directors providing for the issuance of Preferred Shares or any series thereof.

                                   ARTICLE VII

                                   AMENDMENTS


     SECTION 1. Amendment of Bylaws: All bylaws of the corporation shall be subject to adoption, alteration, amendment or repeal as provided in, and subject to the provisions of, the articles of incorporation.



Adopted March 29, 1995
Amended July 21, 2003


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